UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 21, 2017

THE BON-TON STORES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of principal executive offices, zip code)

(717) 757-7660

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Kathryn Bufano’s employment as President and Chief Executive Officer of The Bon-Ton Stores, Inc. (the “Company”) ceases at the termination date of her employment contract on August 25, 2017. Ms. Bufano also resigned as a director of the Company effective August 25, 2017.

On August 21, 2017, the Board of Directors of the Company elected William Tracy to serve as a member of the Board, effective August 25, 2017.   As previously disclosed, on May 5, 2017, the Board elected Mr. Tracy as President and Chief Executive Officer of the Company, effective August 25, 2017, or at an earlier date, if Ms. Bufano had elected to accelerate her employment termination date.

Mr. Tracy, age 63, has served as the Chief Operating Officer of the Company since July 27, 2015.  There was no arrangement or understanding between Mr. Tracy and any other persons pursuant to which he was elected as a director.

The election of Mr. Tracy as a member of the Board of Directors was announced in the press release dated August 25, 2017, attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 22, 2017, the Board of Directors of the Company amended and restated the Company’s Bylaws (the “Bylaws”), effective immediately, with the following effect:

Section 1-2 is amended to provide that Company may have corporate offices at places other than in Pennsylvania.

Section 2-3 is amended to provide that a meeting of shareholders may be called by the Chairman of the Board, the Chief Executive Officer or the Board of Directors.

Section 2-4 is updated to include the requirement of ten days’ prior notice of a meeting of shareholders to consider a transaction under Section 3 of the Pennsylvania Associations Code.

Section 2-8 is updated to reference internet and other means of electronic communication for meetings of shareholders.

Section 3-1 is updated to provide for a Board of seven members (the current number of members), unless otherwise determined by the Board. Also, language has been added to clarify that a director may resign by providing written notice to the Company and that when a director resigns, the directors then in office, including those who are resigning, shall have power to fill the vacancy.

Section 3-5 is updated to include internet and electronic communication for meetings of the Board of Directors.

Section 4-1 is amended to provide that any corporate officer position may be held by a person holding another corporate officer position and that officers need not be directors.

Section 4-2 is amended to provide that an officer may resign by providing written notice to the Company and that an officer may be removed by the Board of Directors with or without cause.

Section 4-3 is amended to provide that the Chief Executive Officer shall serve as the President of the Company, and if such officer becomes incapacitated, the Chairman of the Board shall serve as Chief Executive Officer.

Section 6-2 is updated to provide that required notices may be given by email and other electronic communication.

The Bylaws also include certain technical, conforming, clarifying and updating changes.  The amended and restated Bylaws are filed as Exhibit 3.1 to this report and are incorporated by reference herein. The foregoing summary of the amendment is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of the Company, effective August 22, 2017

99.1	Press Release dated August 25, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BON-TON STORES, INC.

By:	/s/ Nancy A. Walsh
Nancy A. Walsh
Executive Vice President — Chief Financial Officer

Dated: August 25, 2017

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

3.1	Amended and Restated Bylaws of the Company, effective August 22, 2017

99.1	Press Release dated August 25, 2017